EXHIBIT 99.1

Orion Q2 and 6-Month EPS Rise to Record Levels of $0.22 and $0.35 due to Strong Growth in Turnkey LED Lighting and Controls Projects and Operating Leverage

Manitowoc, WI – November 6, 2019 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of LED lighting and turnkey energy project solutions, including controls and integrated IoT capabilities, today reported results for its fiscal 2020 second quarter (Q2’20). Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and fiscal year 2020 (FY’20) business outlook – call details below.

$ in millions except per share figures	Q2’20	Q2'19	Change	6M ‘20	6M ‘19	Change
Revenue	$48.3	$13.2	+$35.1	$90.7	$27.0	+$63.7
Gross Profit	$12.8	$2.5	+$10.2	$23.1	$6.0	+$17.1
Net Income (Loss)	$6.7	($2.4)	+$9.2	$10.7	($5.1)	+$15.8
Diluted EPS	$0.22	($0.08)	+$0.30	$0.35	($0.18)	+$.53
EBITDA*	$4.6	($1.8)	+$9.1	$11.9	($3.9)	+$15.8

        * EBITDA reconciliation table follows this earnings release

Highlights

•	Q2’20 revenue rose $35.1M to $48.3M, principally reflecting the benefit of a large turnkey LED retrofit contract for a major national account
•	Gross profit increased $10.2M to $12.8M in Q2’20 for a gross margin of 26.5% versus 19.3% in Q2’19
•	Ongoing cost disciplines held operating expenses to $5.9M in Q2'20 vs. $4.8M Q2'19
•	Orion achieved record quarterly net income of $6.7M or $0.22 per diluted share
•	EBITDA rose to $7.3M in Q2’20 versus ($1.8M) in Q2'19
•	Cash flow from operating activities improved to $6.5M in Q2'20 versus ($0.1M) in Q2'19

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, "Our Q2 and first half of FY’20 performance reflects the continued successful execution of a large turnkey design-build-install project for LED lighting systems and controls in our national accounts business. Importantly, our cost discipline, combined with the operating leverage achieved as our business scales, yielded solid improvements in our Q2 gross margin, net income and EBITDA.

“We are maintaining our FY’20 revenue goal range of $135M to $145M.  Given our record first half revenue and sales pipeline development, it is possible we will exceed this range.

“Driving our revenue goals and expectations are a range of actions designed to tap the competitive advantage we have developed as a proven turnkey provider of integrated LED lighting systems, controls and IoT solutions for major national accounts. Our nimble team and streamlined decision making enable Orion to provide a full suite of customized services with high levels of customer service that are unmatched in the marketplace.

“In the past few months, we have added four veteran sales executives to our national accounts team, deepening our industry expertise and broadening our base of large customer relationships. They were eager to join Orion because they believe the quality, value and long-term ROI of our product plus turnkey solutions will resonate with large accounts. Though it can take as much as a year or more for new sales executives to become fully productive, we have already substantially expanded our base of national account engagement.

“We are increasingly seeing lighting controls, sensors and other Internet of Things (IoT) capabilities playing an important role in the decision making process around LED lighting systems. Our lighting systems can serve as a smart ceiling grid, providing both a light source and a network that can host a range of controls and IoT systems to deliver even greater efficiency and business productivity. As a result, controls are becoming an increasingly important component of overall project revenue in more projects we are quoting. Orion’s controls/IoT strategy has been to remain technology agnostic, allowing us to offer a wide range of solutions, as compared to competitors with fewer options or those who committed to a specific technology. We view the incremental value our customers can gain from these solutions as an important differentiator and growth driver for our business.

“In summary, we are very pleased with the state of the business and have a positive outlook. We continue to expect the national account segment to be a primary driver of our business, not only from existing retail, automotive, public sector and other existing accounts, but also from new customer relationships. We also expect improvement from our energy service company (ESCO) and agency driven distribution channels. We have developed solid momentum within the industry, and believe we are positioning the Company to build on recent success in all areas of our business.”

Outlook and Goals

Orion is maintaining its FY’20 revenue goal range of $135M to $145M.  Given our record first half revenue and sales pipeline development, it is possible we will exceed this range.  Based on achieving this goal, Orion would expect to achieve an EBITDA margin of at least 10%, as well as positive net income and EPS for FY’20. Orion continues to believe it has sufficient available capital and liquidity to execute its growth plans through FY’20 and beyond.

Financial Results

Orion’s Q2’20 revenue rose 266% to $48.3M, compared to $13.2M in Q2’19, almost exclusively due to increased product and services for turnkey LED lighting retrofit solutions provided to a major national account customer. Q2’20 product revenues increased $24M to $35.6M and service revenue increased $11.1M to $12.8M, reflecting installation and services for the national account customer. Similarly, revenue increased by $63.7M to $90.7M for the first six months of FY’20, compared to the first six months of 2019, also related to increases in national account activities.

Gross margin increased to 26.5% in Q2’20 compared to 19.3% in Q2’19 and 24.3% in Q1’20. The Q2’20 margin benefitted from higher revenue levels covering fixed costs, as well as from the Company’s ongoing efforts to optimize service, sourcing and manufacturing efficiencies.

Total operating expenses were $5.9M in Q2’20 compared to $4.8M in Q2’19, well below the pace of revenue growth. The increase primarily reflects incremental investments in sales and marketing activities and expenses.

Q2’20 net income rose to $6.7M, or $0.22 per diluted share, versus a net loss of ($2.4M), or ($0.08) per share, in Q2’19, principally reflecting the significant revenue increase and operating leverage. Likewise, net income improved to $10.7M for the first six months of FY’20, or $0.35 per diluted share, as compared to a loss of ($5.1M), or ($0.18) per share, in the comparable 2019 period.

Orion’s Q2’20 EBITDA increased to $7.3M compared to an EBITDA loss of ($1.8M) in Q2’19, a year-over-year improvement of $9.1M. For the first six months of 2020, Orion generated EBITDA of $11.9M, as compared to an EBITDA loss of ($3.9M) in the first six months of 2019, an improvement of $15.8M.

Cash Flow & Balance Sheet

Orion generated $6.5M of cash from operating activities in Q2’20 versus a use of ($0.1M) in Q2’19. The cash flow improvement was primarily due to higher sales and net income, partially offset by working capital requirements. Year-to-date in FY’20, Orion generated $8.5M of cash from operating activities, versus a use of ($1.1M) in the year-ago period.

As of September 30, 2019, Orion had $11.1M in cash and cash equivalents, up from $8.7M at fiscal year end March 31, 2019. Net working capital increased to $19.7M in Q2’20 up from $14.0M at year-end 2019, and shareholders’ equity increased to $28.9M at September 30, 2019 vs. $18.0M at March 31, 2019. Outstanding debt declined to $3.9M at September 30, 2019, consisting primarily of borrowings under its revolving credit facility, versus $9.4M at March 31, 2019.

Webcast/Call Detail

Date / Time:	Today, Wednesday, November 6, 2019 at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/no6w6qub
Audio Replay:	855-859-2056, conference ID: 3088006 (available shortly after call through 11/13/19)

About Orion Energy Systems

Orion is a provider of LED lighting and turnkey energy project solutions designed to reduce energy consumption and enhance business performance and efficiency. Orion designs, manufactures, markets and manages the installation and maintenance of LED solid-state lighting systems, along with integrated smart controls. Orion systems utilize patented design elements to deliver industry-leading energy efficiency, enhanced optical and thermal performance and ease of installation, providing long-term financial, environmental, and work-space benefits to a diverse customer base, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA margin (EBITDA divided by total revenue), and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) as a measure of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA, EBITDA margin, and Adjusted EBITDA to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release. With respect to Orion’s FY’20 guidance, Orion is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring or unusual charges and other certain items. These items have not yet occurred, are out of Orion’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort and Orion is unable to address the probable significance of the unavailable information.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights,” “CEO Commentary”, "Outlook and Goals," are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and other financial objectives in FY’20 and beyond; (ii) our recent and expected FY’20 reliance on revenue generated from the retrofit of a single national account customer; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our limited borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; ; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving light emitting diode ("LED") market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations as we continue to implement cost reductions, and continue to focus investing in our third party distribution sales channel; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge, and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLightingIR and @OrionLightingIR

StockTwits: @Orion_LED_IR

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Investor Relations Contacts

Bill Hull, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$11,098	$8,729
Accounts receivable, net	26,996	14,804
Revenue earned but not billed	4,200	3,746
Inventories, net	17,635	13,403
Prepaid expenses and other current assets	676	695
Total current assets	60,605	41,377
Property and equipment, net	11,906	12,010
Other intangible assets, net	2,351	2,469
Other long-term assets	185	165
Total assets	$75,047	$56,021
Liabilities and Shareholders’ Equity
Accounts payable	$32,402	$19,706
Accrued expenses and other	8,265	7,410
Deferred revenue, current	114	123
Current maturities of long-term debt	77	96
Total current liabilities	40,858	27,335
Revolving credit facility	3,755	9,202
Long-term debt, less current maturities	57	81
Deferred revenue, long-term	753	791
Other long-term liabilities	692	642
Total liabilities	46,115	38,051
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2019 and March 31, 2019; no shares issued and outstanding at September 30, 2019 and March 31, 2019	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2019 and March 31, 2019; shares issued: 39,693,442 at September 30, 2019 and 39,037,969 at March 31, 2019; shares outstanding: 30,231,077 at September 30, 2019 and 29,600,158 at March 1, 2019	—	—
Additional paid-in capital	156,174	155,828
Treasury stock, common shares: 9,462,365 at September 30, 2019 and 9,437,811 at March 31, 2019	(36,164)	(36,091)
Retained deficit	(91,078)	(101,767)
Total shareholders’ equity	28,932	17,970
Total liabilities and shareholders’ equity	$75,047	$56,021

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Product revenue	$35,572	$11,590	$67,911	$24,398
Service revenue	12,750	1,608	22,789	2,622
Total revenue	48,322	13,198	90,700	27,020
Cost of product revenue	25,878	9,367	49,703	19,091
Cost of service revenue	9,653	1,289	17,923	1,931
Total cost of revenue	35,531	10,656	67,626	21,022
Gross profit	12,791	2,542	23,074	5,998
Operating expenses:
General and administrative	2,605	2,336	5,612	5,412
Sales and marketing	2,918	2,135	5,624	4,713
Research and development	390	354	801	759
Total operating expenses	5,913	4,825	12,037	10,884
Income (loss) from operations	6,878	(2,283)	11,037	(4,886)
Other income (expense):
Other income	8	15	20	34
Interest expense	(87)	(169)	(223)	(258)
Amortization of debt issue costs	(60)	—	(121)	—
Interest income	1	3	3	6
Total other expense	(138)	(151)	(321)	(218)
Income (loss) before income tax	6,740	(2,434)	10,716	(5,104)
Income tax expense	19	4	27	26
Net income (loss)	$6,721	$(2,438)	$10,689	$(5,130)
Basic net income (loss) per share attributable to common shareholders	$0.22	$(0.08)	$0.36	$(0.18)
Weighted-average common shares outstanding	30,189,067	29,488,363	29,957,541	29,280,421
Diluted net income (loss) per share	$0.22	$(0.08)	$0.35	$(0.18)
Weighted-average common shares and share equivalents outstanding	30,830,381	29,488,363	30,757,863	29,280,421

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2019	2018
Operating activities
Net income (loss)	$10,689	$(5,130)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	610	679
Amortization of intangible assets	188	232
Stock-based compensation	330	439
Amortization of debt issue costs	121	—
Impairment of intangible assets	3	—
Provision for inventory reserves	119	(159)
Provision for bad debts	—	85
Other	23	8
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(12,192)	3,157
Revenue earned but not billed	(454)	1,652
Inventories	(4,354)	345
Prepaid expenses and other assets	10	141
Accounts payable	12,654	(1,941)
Accrued expenses and other	749	(628)
Deferred revenue, current and long-term	(47)	(12)
Net cash provided by (used in) operating activities	8,449	(1,132)
Investing activities
Purchases of property and equipment	(461)	(66)
Additions to patents and licenses	(73)	(28)
Net cash used in investing activities	(534)	(94)
Financing activities
Payment of long-term debt	(44)	(39)
Proceeds from revolving credit facility	62,200	33,011
Payments of revolving credit facility	(67,646)	(35,501)
Payments to settle employee tax withholdings on stock-based compensation	(72)	(6)
Net proceeds from employee equity exercises	16	2
Net cash used in financing activities	(5,546)	(2,533)
Net increase (decrease) in cash and cash equivalents	2,369	(3,759)
Cash and cash equivalents at beginning of period	8,729	9,424
Cash and cash equivalents at end of period	$11,098	$5,665

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA AND ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$6,721	$(2,438)	$10,689	$(5,130)
Interest	86	166	220	252
Taxes	19	4	27	26
Depreciation	295	332	610	679
Amortization of intangible assets	94	111	188	232
Amortization of debt issue costs	60	—	(121)	—
EBITDA	$7,275	$(1,825)	$11,613	$(3,941)
Stock-based compensation	159	211	330	439
Adjusted EBITDA	$7,434	$(1,614)	$11,943	$(3,502)